Exhibit 99.1

FOR IMMEDIATE RELEASE
May 9, 2019	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q2 RESULTS

Total Revenues increased 15% to $27.2 million in Q2

Conference Call Thursday, May 9, 2019, at 3:00 p.m. MT/5:00 p.m. ET

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar, a full-service, upscale burger bar concept, and Good Times Burgers & Frozen Custard, a regional quick-service restaurant chain focused on fresh, high quality, all natural products, today announced its preliminary unaudited financial results for the second fiscal quarter ended March 26, 2019.

Key highlights of the Company’s financial results include:

•	Total revenues increased 15% to $27,172,000 for the quarter

•	Total Restaurant Sales for Bad Daddy’s restaurants increased 27.8% to $20,384,000 and Bad Daddy’s Restaurant Level Operating Profit* (a non-GAAP measure) was $3,322,000 or 16.3% as a percent of sales

•	Same store sales for company-owned Bad Daddy’s restaurants increased 1.3% for the quarter on top of last year’s increase of 0.2%

•	The Company opened one new Bad Daddy’s restaurant during the quarter

•	Total Restaurant Sales for Good Times restaurants were $6,570,000 and Good Times Restaurant Level Operating Profit* (a non-GAAP measure) was $509,000 or 7.7% as a percent of sales

•	Net Loss Attributable to Common Shareholders was $450,000 for the quarter

•	Adjusted EBITDA* (a non-GAAP measure) for the quarter was $1,148,000

•	The Company ended the quarter with $3.4 million in cash and $12.3 million drawn against its senior credit facility

Boyd Hoback, President and CEO, said “Similar to our first quarter’s results, we continued to post favorable same-store sales results for Bad Daddy’s but our Good Times same-store sales were significantly impacted by more inclement weather compared to the prior year and were down 5.9% during the second quarter, adjusted for the impact of store closures on March 13th. However, subsequent to the end of the quarter we have returned to more seasonable weather and our same-store sales at Good Times have rebounded, up more than 4% so far in the third quarter, validating our assertion that the first and second quarter sales comps were largely the result of weather compared to the prior year. We opened one new Bad Daddy’s during the quarter which continues to post sales significantly ahead of our system average, even as it moves out of its honeymoon period. We have three additional Bad Daddy’s under development that we expect to open this fiscal year and one that we expect to open shortly after the end of the fiscal year.”

Commenting on the Company’s earnings guidance, Ryan Zink, Chief Financial Officer, stated “We are reaffirming our guidance from the prior quarter, which calls for Adjusted EBITDA of approximately $6.0 to $6.5 million and the opening of five new Bad Daddy’s restaurants for the 2019 fiscal year. We have updated our same-store sales assumptions at Good Times to reflect a return to positive same-store-sales.”

Fiscal 2019 Outlook:

The Company reiterated its guidance for fiscal 2019:

•	Total revenues of approximately $112 million to $114 million with a year-end revenue run rate of approximately $120 million

•	Total revenue estimates assume same-store sales of approximately +1% to +2% for the balance of the year for Good Times and Bad Daddy’s

•	General and administrative expenses of approximately $8.4 million to $8.6 million, including approximately $500,000 of non-cash equity compensation expense

•	The opening of five new Bad Daddy’s restaurants

•	Net loss of approximately $1.0 million including pre-opening expenses of approximately $1.7 million

•	Total Adjusted EBITDA* of approximately $6.0 million to $6.5 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $7.0 to $7.5 million including approximately $0.6 million related to fiscal 2020 development. This does not include the use of approximately $3.0 million of cash in the previously disclosed acquisition of the non-controlling interest in three Bad Daddy’s restaurants.

•	Fiscal year-end long-term debt of approximately $13.5 to $14.0 million

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its second quarter 2019 financial results on Thursday, May 9, 2019 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Ryan Zink, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor section. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 35 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries. Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick service restaurant chain consisting of 35 Good Times Burgers & Frozen Custard restaurants, located primarily in Colorado.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 25, 2018 filed with the SEC. Although Good Times may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

Good Times Restaurants Inc CONTACTS:

Boyd E. Hoback, President and Chief Executive Officer (303) 384-1411

Ryan Zink, Chief Financial Officer (303) 384-1432

Christi Pennington (303) 384-1440

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal Quarter Ended		Year-To-Date
Statement of Operations	March 26, 2019	March 27, 2018	March 26, 2019	March 27, 2018
Net revenues:
Restaurant sales	$26,954	$23,342	$52,101	$45,939
Franchise revenues	218	254	441	505
Total net revenues	27,172	23,596	52,542	46,444

Restaurant operating costs:
Food and packaging costs	7,903	7,118	15,426	14,321
Payroll and other employee benefit costs	10,228	8,642	19,781	16,921
Restaurant occupancy costs	2,165	1,788	4,130	3,428
Other restaurant operating costs	2,829	2,137	5,412	4,253
Preopening costs	193	496	820	1,073
Depreciation and amortization	1,089	882	2,123	1,728
Total restaurant operating costs	24,407	21,063	47,692	41,724

General and administrative costs	2,193	1,898	4,254	3,815
Advertising costs	547	602	1,175	1197
Franchise costs	16	11	23	21
Asset impairment charge	-	72	-	72
Gain on disposal of restaurants and equipment	(9)	(9)	(39)	(17)
Income/(Loss) from operations	18	(41)	(563)	(368)

Other income (expense):
Interest income (expense), net	(199)	(91)	(359)	(174)
Other income	1	-	-	-
Total other income (expense), net	(198)	(91)	(359)	(174)
Net loss	(180)	(132)	(922)	(542)
Income attributable to non-controlling interests	(270)	(299)	(579)	(472)
Net loss attributable to common shareholders	$(450)	$(431)	$(1,501)	$(1,014)

Basic and diluted loss per share	$(0.04)	$(0.03)	$(0.12)	$(0.08)

Basic and diluted weighted average common shares outstanding	12,523	12,468	12,514	12,456

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	March 26, 2019	September 25, 2018
Balance Sheet Data
Cash & cash equivalents	$3,399	$3,477

Current assets	5,695	6,381
Property and equipment, net	35,821	35,245
Other assets	19,361	19,324
Total assets	$60,877	$60,950

Current liabilities, including capital lease obligations and long-term debt due within one year	$7,638	$8,335
Long-term debt due after one year	12,300	7,472
Other liabilities	8,260	7,922
Total liabilities	28,198	23,729

Stockholders’ equity	$32,679	$37,221

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	--------------------------- Fiscal Quarter Ended ---------------------------
	2019	2018	2019	2018

Restaurant sales (in thousands)	$20,384	$15,954	$6,570	$7,388
Restaurants opened during period	1	1	-	-
Restaurants closed during period	-	-	-	1
Restaurants open at period end	33	25	26	27

Restaurant operating weeks	428.0	323.3	336.3	356.0

Average weekly sales per restaurant (in thousands)	$47.6	$49.3	$19.4	$20.8

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	--------------------------- Year-To-Date Period Ended ---------------------------
	2019	2018	2019	2018

Restaurant sales (in thousands)	$38,634	$30,941	$13,467	$14,998
Restaurants opened during period	2	3	-	-
Restaurants closed during period	-	-	-	1
Restaurants open at period end	33	25	26	27

Restaurant operating weeks	838.3	632.9	674.3	720.0

Average weekly sales per restaurant (in thousands)	$46.1	$48.9	$20.0	$20.8

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	------------------------------------------------------ Fiscal Quarter Ended ------------------------------------------------------
	March 26, 2019		March 27, 2018		March 26, 2019		March 27, 2018		Mar. 26, 2019	Mar. 27, 2018

Restaurant sales	$20,384	100.0%	$15,954	100.0%	$6,570	100.0%	$7,388	100.0%	$26,954	$23,342
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	5,804	28.5%	4,727	29.6%	2,099	31.9%	2,391	32.4%	7,903	7,118
Payroll and other employee benefit costs	7,669	37.6%	5,969	37.4%	2,559	39.0%	2,673	36.2%	10,228	8,642
Restaurant occupancy costs	1,354	6.6%	1,018	6.4%	811	12.3%	770	10.4%	2,165	1,788
Other restaurant operating costs	2,237	11.0%	1,541	9.7%	592	9.0%	596	8.1%	2,829	2,137
Restaurant-level operating profit	$3,320	16.3%	$2,699	16.9%	$509	7.7%	$958	13.0%	$3,829	3,657

Franchise advertising contributions and net royalty income									218	254
Deduct - Other operating:
Depreciation and amortization									1,089	882
General and administrative									2,193	1,898
Advertising costs									547	602
Franchise costs									16	11
Gain on restaurant asset sale									(9)	(9)
Asset impairment charge									-	72
Preopening costs									193	496
Total other operating									4,029	3,952

Income / (loss) from operations									$18	$(41)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	------------------------------------------------------ Year-To-Date ------------------------------------------------------
	March 26, 2019		March 27, 2018		March 26, 2019		March 27, 2018		Mar. 26, 2019	Mar. 27, 2018

Restaurant sales	$38,634	100.0%	$30,941	100.0%	$13,467	100.0%	$14,998	100.0%	$52,101	$45,939

Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	11,073	28.7%	9,360	30.3%	4,353	32.3%	4,961	33.1%	15,426	14,321
Payroll and other employee benefit costs	14,651	37.9%	11,563	37.4%	5,130	38.1%	5,358	35.7%	19,781	16,921
Restaurant occupancy costs	2,632	6.8%	1,958	6.3%	1,498	11.1%	1,470	9.8%	4,130	3,428
Other restaurant operating costs	4,220	10.9%	3,008	9.7%	1,192	8.9%	1,245	8.3%	5,412	4,253
Restaurant-level operating profit	$6,058	15.7%	$5,052	16.3%	$1,294	9.6%	$1,964	13.1%	7,352	7,016

Franchise royalty income, net									441	505
Deduct - Other operating:
Depreciation and amortization									2,123	1,728
General and administrative									4,254	3,815
Advertising costs									1,175	1,197
Franchise costs									23	21
Gain on restaurant asset sale									(39)	(17)
Asset impairment charge									-	72
Preopening costs									820	1,073
Total other operating									8,356	7,889

Loss from operations									$(563)	$(368)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the fiscal second quarters and year-to-date periods for fiscal 2019 and fiscal 2018, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

	Fiscal Quarter Ended		Year-to-Date
	March 26, 2019	March 27, 2018	March 26, 2019	March 27, 2018
Adjusted EBITDA:
Net loss, as reported	$(450)	$(431)	$(1,501)	$(1,014)
Depreciation and amortization	1,068	845	2,061	1,653
Interest expense, net	199	91	359	175
EBITDA	817	505	919	814
Preopening expense	193	491	799	976
Non-cash stock-based compensation	109	97	221	215
GAAP rent-cash cash difference	37	11	(6)	(16)
Gain on disposal of assets	(9)	(9)	(39)	(17)
Asset impairment charge	-	72	-	72
Adjusted EBITDA	$1,147	$1,167	$1,894	$2,044

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.